Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated February 27, 2019 with respect to the consolidated financial statements included in the Annual Report of Bonanza Creek Energy, Inc. on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
June 22, 2021